                          TRW AUTOMOTIVE HOLDINGS CORP.

                                  COMMON STOCK

                                  ------------

                             UNDERWRITING AGREEMENT

                                                           [             ], 2004

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
    As representatives (the "Representatives") of
    the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

          TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [ ] shares and, at the election of the Underwriters, up to [ ] additional shares of Common Stock, par value $0.01 per share ("Stock") of the Company. The aggregate of [ ] shares to be sold by the Company is herein called the "Firm
Shares" and the aggregate of [ ] additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares
that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

          1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (i) A registration statement on Form S-1 (File No. 333-110513)
     (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the
     Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b)
     Registration Statement"), filed pursuant to Rule 462(b) under the
     Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration
     Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission
     (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a
     "Preliminary Prospectus"; the various parts of the Initial Registration
     Statement and the Rule 462(b) Registration

     Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the
     Commission pursuant to Rule 424(b) under the Act in accordance with Section
     5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

               (ii) No order preventing or suspending the use of any Preliminary
     Prospectus has been issued by the Commission, and each Preliminary
     Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated
     therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

               (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the
     Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the
     Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

               (iv) Since the date of the most recent audited financial
     statements of the former TRW Automotive Inc., the Company's predecessor
     (the "Former TRW Automotive") included in the Prospectus, which financial statements represent the combined financial statements of the automotive business of TRW Inc. (now known as Northrop Grumman Space & Mission Systems
     Corp.) now owned and operated by the Company through its operating subsidiaries, except as otherwise stated in the Prospectus, (i) there has not been any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change, in or affecting the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) none of the Company or any of its subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the

     Company or any of its subsidiaries has entered into any material transaction or agreement other than in the ordinary course of business and
     (iv) there has not been any change in the capital stock of the Company or any of its significant subsidiaries (as such term is defined in Rule
     1-02(w) of Regulation S-X, as promulgated by the Commission) (each, a
     "Significant Subsidiary") or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock except as set forth on Schedule III hereto (solely with respect to Significant Subsidiaries);

               (v) The Company and each of its subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries,
     (ii) are contemplated by the Credit Agreement dated as of February 27,
     2003, as amended through January 9, 2004, among the Company, TRW Automotive
     Intermediate Holdings Corp., TRW Automotive Inc., certain subsidiaries of the Company, the financial institutions named therein and JPMorgan Chase
     Bank as Administrative Agent and Collateral Agent (the "Credit Agreement")
     or by the receivables facility (as such term is used in the Prospectus) or
     (iii) could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole
     (a "Material Adverse Effect");

               (vi) The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own their respective properties and to conduct the businesses in which they are engaged as described in the
     Prospectus, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material
     Adverse Effect;

               (vii) The Company has the authorized capitalization as set forth in the Prospectus under the heading "Description of Capital Stock". All the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus.
     All of the outstanding shares of capital stock of each Significant
     Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the
     Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party, other than those contained in the Credit Agreement;

               (viii) The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly taken by the Company;

               (ix) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company except as enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors'
     rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

               (x) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

               (xi) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this
     Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its
     Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults, liens, charges or encumbrances that could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect, (ii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the
     Company or any of its Significant Subsidiaries or any of their respective properties or assets, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect, or (iii) result in any violation of the provisions of the charter or by laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; and no consent, approval, authorization or order of, or filing, qualification or registration with, any such court or arbitrator or governmental or regulatory authority or body under any such statute, judgment, order, decree, rule or regulation is required for the issue and sale of the Shares or the consummation by the
     Company of the transactions contemplated by this Agreement, except the registration under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or to list the Shares on the
     New York Stock Exchange (the "Exchange");

               (xii) Neither the Company nor any of its Significant Subsidiaries
     is (i) in violation of its charter or by laws (or similar organizational documents), (ii) in default in any respect or is alleged by any other party to be in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant
     Subsidiaries is a party or by which the Company or any of its Significant
     Subsidiaries is bound or to which any of the property or assets of the
     Company or any of its Significant Subsidiaries is subject or (iii) in violation in any respect of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority or body to which it or its property or assets may be subject, other than, in the case of clauses (ii) or (iii), such defaults or violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (xiii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Material
     United States Tax Consequences", and under the caption "Certain
     Relationships and Related Transactions", insofar as they purport to describe the provisions of the laws and documents referred to therein, are in all material respects accurate, complete and fair;

               (xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (a) as to which an adverse determination is reasonably probable and (b) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (xv) Ernst & Young LLP, who have audited certain financial statements of the Former TRW Automotive and its subsidiaries, are independent auditors within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and, at all times relevant to the preparation of the historical financial statements referred to below, Ernst & Young LLP were such independent certified public accountants. The historical financial statements (including the related notes) of the Former TRW Automotive and the Company contained in the
     Registration Statement comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the
     Act, except as noted in the Prospectus; such financial statements have been prepared in accordance with accounting principles generally accepted in the
     United States consistently applied throughout the periods covered thereby
     (except that the financial statements of the Former TRW Automotive and the
     Company have been prepared on different bases as a result of the application of purchase accounting) and fairly present, in all material respects, the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject in the case of unaudited combined and consolidated interim financial statements, to year-end closing adjustments; and the historical financial information of the Former TRW Automotive and the Company contained in the Prospectus under the headings "Summary", "--Summary
     Historical and Pro Forma Financial Data", "Selected Historical Combined and
     Consolidated Financial Data", and "Management's Discussion and Analysis of
     Financial Condition and Results of Operations" are derived from the accounting records of the Former TRW Automotive and the Company, as applicable, and its subsidiaries and affiliates and fairly present, in all material respects, the information purported to be shown thereby. The pro forma financial information (including the related notes) contained in the
     Prospectus (including, without limitation, under the headings "Summary",
     "--Summary Historical and Pro Forma Financial Data" and "Unaudited Pro
     Forma Combined and Consolidated Financial Information") has been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the pro forma adjustments specified therein), comply as to form in all material respects with the applicable requirements of Rule 11-02 of

     Regulation S-X under the Act, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Prospectus.
     The other historical financial information and data included in the
     Prospectus are, in all material respects, fairly presented;

               (xvi) To the knowledge of the Company, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body (other than "Blue Sky" laws, regulations or orders) that prevents the issuance of the Shares by the
     Company or suspends the sale of the Shares in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the
     Company that would prevent or suspend the issuance or sale by the Company of the Shares or the use of the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Company, threatened against or affecting the Company before any court or arbitrator or any governmental agency, body or official, domestic or foreign, that could reasonably be expected to restrain, enjoin, interfere with or adversely affect the transactions contemplated by this Agreement in any material respect;

               (xvii) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign governmental or regulatory authorities or bodies that are necessary for the conduct of their respective businesses as described in the Prospectus, except where the failure to possess the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the
     Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, permit or other authorization or has any reason to believe that any such license, certificate, permit or other authorization will not be renewed in the ordinary course, except where the failure to possess the same could not, individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect;

               (xviii)The Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have timely filed requests for extensions and such extensions have been granted and have not expired and have paid all taxes due thereon (or have made adequate provision for such taxes on their respective balance sheets), except for taxes being contested in good faith for which adequate reserves have been provided and any such taxes the failure of which to pay or so file could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that, individually or in the aggregate, has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect;

               (xix) The Company is not, and after giving effect to the offering and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an
     "investment company" or company "controlled" by an "investment company"
     within the meaning of and subject to regulation under the Investment
     Company Act of 1940, as amended (the "Investment Company Act");

               (xx) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable (but not absolute) assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) transfer or withdrawal of assets is permitted only in accordance with management's general or specific authorization and
     (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act)
     that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the
     Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure;

               (xxi) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as is customary for similar businesses or is required by law;

               (xxii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (xxiii)No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or
     Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in
     Section 302 of ERISA) or any of the events set forth in Section 4043(b) of
     ERISA (other than events with respect to which the 30 day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; each such employee benefit plan has been maintained in compliance with its terms and the requirements of applicable law, including ERISA and the Code, except where any noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company and its Significant
     Subsidiaries have not incurred and do not expect to incur liability under
     Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

               (xxiv) Except as described in the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or legally binding administrative interpretation thereof, including any judicial or legally

     binding administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively,
     "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable
     Environmental Laws (except for such permits, authorizations and approvals the failure of which to possess could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect)
     and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the
     Company or any of its subsidiaries relating to Hazardous Materials or any
     Environmental Laws;

               (xxv) Except as described in the Prospectus, there are no
     outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the
     Company;

               (xxvi) Other than this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares;

               (xxvii)No forward-looking statement (within the meaning of
     Section 27A of the Act and Section 21E of the Exchange Act contained in the
     Registration Statement, the Preliminary Prospectus or the Prospectus has
     been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

               (xxviii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Shares; provided that, the Company may acquire Stock in open market transactions for purposes of matching contributions under its 401K plan to the extent that all such open market transactions comply with the provisions of Regulation M, as promulgated by the Commission;

               (xxix) The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure

     to own or possess such rights could not reasonably be expected to have a
     Material Adverse Effect; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict with any such rights of others, except for any such conflicts as could not reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice of any claim of infringement of or conflict with any such rights of others (a) as to which an adverse determination is reasonably probable and (b) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse
     Effect;

               (xxx) The Employee Stockholders Agreement (the "Employee
     Stockholders Agreement") dated as of February 28, 2003 by and among the
     Company, Automotive Investors L.L.C., Richmond U.K. Inc., a Delaware
     corporation, and the employee stockholders party thereto (the "Employee
     Stockholders") is enforceable against the Employee Stockholders in accordance with its terms, except as enforceability may be limited by (i)
     the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing and the Employee Stockholders
     Agreement has not been amended, supplemented or otherwise modified from the form filed as Exhibit 10.18 to the registration statement on Form S-4, file
     No. 333-106702 of TRW Automotive Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the Company ("TRW Automotive Inc.") and no waiver thereof or release of the limitations on transfer of Stock contained in Section 2 thereof has been granted to any party thereto; and

               (xxxi) The Amended and Restated Stockholders Agreement (the
     "Stockholders Agreement") dated January 26, 2004, as the same may be amended from time to time, by and among the Company, Automotive Investors
     L.L.C., a Delaware limited liability company ("Automotive Investors") and
     Northrop Grumman Corporation, a Delaware corporation (together with any
     Permitted Transferee (as defined in the Stockholders Agreement) thereof that becomes a party to the Stockholders Agreement pursuant to Section 2.3 thereof, "Northrop Grumman") is enforceable against Northrop Grumman in accordance with its terms, except as enforceability may be limited by (i)
     the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing and the Stockholders Agreement has not been amended, supplemented or otherwise modified from the form filed as
     Exhibit 10.16 to the Registration Statement, and no waiver thereof or release therefrom, with respect to the limitations on transfer of Stock contained therein, has been granted to Northrop Grumman;

          2. Subject to the terms and conditions herein set forth, (a) the
Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite their respective names in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees severally and not jointly, to purchase from the
Company, at the purchase price per share set forth in clause (a) of this Section
2, that portion of the number of Optional Shares as to which such election shall have

been exercised (to be adjusted by you so as to eliminate fractional shares)
determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such
Underwriter is entitled to purchase as set forth opposite the name of such
Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at
their election up to [    ] Optional Shares, at the purchase price per share set
forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional
Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof)
or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the
Company shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance.
The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the
Time of Delivery (as defined below) with respect thereto at the office to be designated by you (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [ ], 2004 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the
Underwriters' election to purchase such Optional Shares, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of
Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the
Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019
(the "Closing Location"), and the Shares will be delivered at the Designated
Office, all at such Time of Delivery. A meeting will be held at the Closing
Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York
Business Day" shall mean each

                                       10

Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. The Company agrees with each of the Underwriters:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act within the period specified by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or
          Prospectus to which you reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the
          Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the
          Registration Statement or Prospectus or for additional information;
          and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or
          Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) Prior to 10:00 A.M., New York City time, on the New York
          Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such
          Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the
          Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended
          Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any
          Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and

                                       11

          electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries
          (which need not be audited) covering the twelve-month period ending [
          ], 2005 that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

               (e) During the period beginning from the date of the Prospectus and continuing to and including the date that is 180 days after the date of the Prospectus, (A) not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent and (B) not to amend, supplement or otherwise modify the
          Employee Stockholders Agreement and the Stockholders Agreement, or
          grant any waiver of its rights thereunder or release therefrom,
          [solely with respect to the provisions relating to limitations on transfer of Stock contained therein,] without your prior written consent. The foregoing restriction shall not apply to (i) the Shares to be sold by the Company hereunder, (ii) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or upon the conversion or exchange of convertible or exchangeable securities in each case outstanding on the date of the Prospectus, (iii) the issuance of Stock or grant of an option to purchase Stock under the
          Company's stock plans described in the Prospectus, (iv) the issuance of shares of Stock in connection with the acquisition of another company, provided that the aggregate market value of such securities may not exceed 5% of the market capitalization of the Company as of the date hereof and the recipients of such shares of Stock agree to be bound by the restrictions contained in this paragraph for 180 days after the date of the Prospectus or (v) the filing of a registration statement in respect of the Stock within 180 days from the date of the
          Prospectus, provided that the Company obtains the prior written consent of the Representatives (other than a registration statement on
          Form S-8 with respect to the Company's 401K plan or stock incentive plan);

               (f) To withhold transfer instructions upon receipt of
          notification from the Company's transfer agent and registrar of the transfer of the shares of Stock held by the Employee Stockholders and
          Northrop Grumman until the date that is 180 days after the date hereof;

               (g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration
          Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

               (h) During a period of three years from the effective date of the
          Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any

                                       12

          reports and financial statements furnished to or filed with the
          Commission or any national securities exchange on which any class of securities of the Company is listed;

               (i) To use the net proceeds received by it from the sale of the
          Shares pursuant to this Agreement in the manner specified in the
          Prospectus under the caption "Use of Proceeds";

               (j) To use its best efforts to list, subject to notice of
          issuance, the Shares on the Exchange;

               (k) To file with the Commission such information on Form 10-Q or
          Form 10-K as may be required by Rule 463 under the Act;

               (l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b)
          Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

               (m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's name and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and provided, further, that the License shall expire on the date that is nine months after the date hereof.

          6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the
Registration Statement, any Preliminary Prospectus and the Prospectus and
amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and any other documents prepared in connection with the offering, purchase, sale and delivery of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky
Memorandum; (iii) all fees and expenses in connection with listing the Shares on the Exchange; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the
Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations

                                       13

and warranties and other statements of the Company herein are, at and as of such
Time of Delivery, true and correct, the condition that the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion (in the form attached as Annex II(a) hereto), dated such Time of Delivery and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion (in the form attached as Annex II(b) hereto), dated such Time of Delivery;

               (d) David L. Bialosky, Esq., Vice President and General Counsel
          of the Company, shall have furnished to you his written opinion (in the form attached as Annex II(c) hereto), dated such Time of Delivery;

               (e) On the date of the Prospectus at a time prior to the
          execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration
          Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in
          Annex I hereto;

               (f) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(a)(iv) shall have occurred or shall exist, which event or condition is not described in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any
          "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the
          Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

               (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange;
          (iii) a

                                       14

          general moratorium on commercial banking activities declared by either
          Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the
          Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

               (i) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

               (j) The Company shall have obtained and delivered to the
          Underwriters executed copies of an agreement from Automotive
          Investors, substantially in the form attached as Annex III hereto;

               (k) The Company shall have obtained and delivered to the
          Underwriters executed copies of an agreement from each person listed on Schedule II, substantially in the form attached as Annex IV hereto;

               (l) The Company shall have complied with the provisions of
          Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
          and

               (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the chief financial officer of the Company as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates of the chief financial officer of the Company as to the matters set forth in subsections (a) and (f) of this Section.

          8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration
Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement
or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein and; provided, further, that the foregoing indemnity agreement with respect to any untrue statement in or omission from any Preliminary
Prospectus shall not inure to the

                                       15

benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Shares, or any person controlling such
Underwriter, if (x) it shall be established that a copy of the Prospectus (as then amended or supplemented) was not delivered by or on behalf of such
Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and
(y) the Company has sustained the burden of proof that the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus (as so amended or supplemented), unless such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 5 hereof.

          (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the
Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any
Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that, the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which counsel may at the option of the indemnifying party be counsel to the indemnifying party unless (1) the indemnified party has reasonably concluded
(based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (2) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable out-of-pocket costs of investigation. If the indemnifying party does not assume the defense of such

                                       16

action, it is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to one separate firm of local attorneys in each such jurisdiction when reasonably necessary but not to include two firms in the same jurisdiction) at any time for all such indemnified parties. The indemnifying party shall not be liable for any settlement of an action or claim for monetary damages effected without its consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party shall indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i)
includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the
Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such

                                       17

action or claim. Notwithstanding the provisions of this subsection (d), no
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any
Underwriter within the meaning of the Act; and the obligations of the
Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any
Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such
Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone a
Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the
Prospectus which in your opinion may thereby be made necessary. The term
"Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of
Shares which such Underwriter agreed to purchase hereunder at such Time of
Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such
Underwriter agreed to purchase hereunder) of the Shares of such defaulting
Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as
provided in subsection (a) above, the

                                       18

aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of
Delivery, or if the Company shall not exercise the right described in subsection
(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the
Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

          11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, you shall act on behalf of each of the
Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman, Sachs & Co., 85 Broad Street, New York,
New York 10004, Attention: Registration Department; (ii) Credit Suisse First
Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention:
Transactions Advisory Group and (iii) J.P. Morgan Securities Inc., 277 Park
Avenue, New York, New York 10172, Attention: Syndicate Desk, as the
representatives, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
Registration Statement, Attention: David L. Bialosky, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in
Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall

                                       19

acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in
Washington, D.C. is open for business.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of
Agreement among Underwriters, the form of which shall be submitted to the
Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                                   Very truly yours,

                                                   TRW Automotive Holdings Corp.

                                                   By:
                                                      --------------------------
                                                       Name:
                                                       Title:

                                       20

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
    --------------------------
     Name:
     Title:

Credit Suisse First Boston LLC

By:
    --------------------------
     Name:
     Title:

J.P. Morgan Securities Inc.

By:
    --------------------------
     Name:
     Title:

On behalf of each of the Underwriters listed on Schedule I

                                       21

                                   SCHEDULE I

                                                                                                Number of Optional
                                                                                                   Shares to be
                                                                           Total Number of         Purchased if
                                                                             Firm Shares          Maximum Option
                              Underwriter                                  to be Purchased           Exercised
                              -----------                                  ---------------      ------------------

Goldman, Sachs & Co.................................................
Credit Suisse First Boston LLC......................................
J.P. Morgan Securities Inc..........................................
Morgan Stanley & Co. Incorporated...................................
Banc of America Securities LLC......................................
Deutsche Bank Securities Inc........................................
Lazard Freres & Co. LLC.............................................
Lehman Brothers Inc.................................................
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated.....................................
                                                                            --------------         -------------

Total...............................................................
                                                                            ==============         =============

                                   SCHEDULE II

       Name                                  Position
       ----                                  --------

John C. Plant               President, Chief Executive Officer and Director

Steven Lunn                 Executive Vice President and Chief Operating Officer

David L. Bialosky           Vice President and General Counsel

Joseph S. Cantie            Vice President and Chief Financial Officer

Peter J. Lake               Vice President, Sales and Business Development

Robert L. Friedman          Director

Neil P. Simpkins            Chairman of the Board of Directors and Director

Joshua H. Astrof            Director

Mark J. Johnson             Director

J. Michael Losh             Director

Michael J. O'Neill          Director

Paul H. O'Neill             Director

                                  SCHEDULE III

                            Significant Subsidiaries

                                                                     ANNEX II(a)

          Pursuant to Section 7(e) of the Underwriting Agreement, the
accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the
          Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any
          supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of
          Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants
          of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i)
          below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the
          Company for the five most recent fiscal years included in the
          Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of
          Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial

                                      F-1

          statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) (i) the unaudited consolidated statements of income,
               consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii)
               any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the
               Prospectus for them to be in conformity with generally accepted accounting principles;

                      (B) any other unaudited income statement data and balance
               sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                      (C) the unaudited financial statements which were not
               included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause
               (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B)
               were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                      (D) any unaudited pro forma consolidated condensed
               financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior
               to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of
               convertible securities, in each case which were outstanding on the date of the latest financial statements included in the
               Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in
               consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the
               Prospectus, except in each case for changes, increases or
               decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                       F-2

                      (F) for the period from the date of the latest financial
               statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in
               consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the
               comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their
         report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the
         Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration
         Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                      F-3

                                                                     ANNEX II(a)

                 Form of Opinion of Cravath, Swaine & Moore LLP

                                      F-1

                                                                     ANNEX II(b)

                 [Letterhead of Simpson Thacher & Bartlett LLP]

                                                              February    , 2004

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
and the other several
     Underwriters named in Schedule 1
     to the Underwriting Agreement
     referred to below
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

          We have acted as counsel to TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), in connection with the purchase by you of an aggregate of [_______] shares and, at the election of the Underwriters, up to
[_______] additional shares of Common Stock, par value $.01 per share (the
"Shares"), of the Company from the Company pursuant to the Underwriting
Agreement dated February [2], 2004 between you and the Company (the
"Underwriting Agreement").

          We have examined the Registration Statement on Form S-1 (File No.
333-110513) filed by the Company under the Securities Act of 1933, as amended
(the "Securities Act"), as it became effective under the Securities Act (the
"Registration Statement"); the Company's prospectus dated February [2], 2004
(the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission")
under the Securities Act; and the Underwriting Agreement. We also have examined a specimen certificate representing the Shares of the Company. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. Our opinion that the
Registration Statement has become effective under the Securities Act is based on oral advice from the staff of the Commission to that effect.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to

original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of
          Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

               2. Each of the Company's significant subsidiaries (as such term is defined in Rule 1-02 (w) of Regulation S-X, as promulgated by the
          Commission) incorporated in the State of Delaware (which are listed in
          Annex I hereto) is validly existing and in good standing as a corporation under the laws of the state of Delaware.

               3. All outstanding shares of the Company's Common Stock,
          including the Shares, have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be, validly issued, fully paid and nonassessable. The Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

               4. The statements made in the Prospectus under the caption
          "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects.

               5. The statements made in the Prospectus under the caption
          "Material U.S. Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

               6. To our knowledge, there are no pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required.

               7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               8. The issue and sale of the Shares by the Company and the execution, delivery and performance by the Company of the Underwriting
          Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the
          Registration Statement nor, will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware
          General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

               9. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the
          Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the
          Underwriters.

               10. The Registration Statement has become effective under the
          Securities Act and the Prospectus was filed on February [2], 2004 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

               11. There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the
          Company's Certificate of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement.

               12. The Company is not an "investment company" within the meaning of, nor is it subject to regulation under, the Investment Company Act of 1940, as amended.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of
New York, the federal law of the United States and the Delaware General
Corporation Law.

          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                             Very truly yours,

                                             SIMPSON THACHER & BARTLETT LLP

                        DELAWARE SIGNIFICANT SUBSIDIARIES

TRW Automotive Inc.
TRW Automotive Intermediate Holdings Corp.
Kelsey-Hayes Company
Lucas Varity Automotive Holding Company
TRW Automotive U.S. LLC
TRW Safety Systems Inc.

                 [Letterhead of Simpson Thacher & Bartlett LLP]

                                                              February [ ], 2004

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
and the other several
     Underwriters named in Schedule 1
     to the Underwriting Agreement
     referred to below
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

          We have acted as counsel to TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), in connection with the purchase by you of an aggregate of [_______] shares and, at the election of the Underwriters, up to
[______] additional shares of Common Stock, par value $.01 per share (the
"Shares"), of the Company, pursuant to the Underwriting Agreement dated February
[2], 2004 between the Company and you (the "Underwriting Agreement").

          We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on
Form S-1 (File No. 333-110513) filed by the Company under the Securities Act of
1933, as amended (the "Securities Act"), as it became effective under the
Securities Act (the "Registration Statement"), or the Company's prospectus dated
February [2], 2004 (the "Prospectus"), filed by the Company pursuant to Rule
424(b) of the rules and regulations of the Securities and Exchange Commission
(the "Commission") under the Securities Act, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 4 and 5 of our opinion letter to you dated the date hereof.

          In connection with, and under the circumstances applicable to the offering of the Shares, we participated in conferences with certain officers and employees of the Company and the Underwriters, with representatives of Ernst &
Young LLP and with counsel to the Company in the course of the preparation by the Company of the Registration Statement and the Prospectus and also reviewed certain records and documents furnished to us by the Company. Based upon our review of the Registration Statement and the Prospectus, our reviews made in connection with the preparation of the Registration Statement and the
Prospectus, our

participation in the conferences referred to above, our review of the records and documents as described above and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

     (i)  each of the Registration Statement, as of its effective date, and the
          Prospectus, as of its date, was, on its face, appropriately responsive, in all material respects, to the requirements of the
          Securities Act and the applicable rules and regulations of the
          Commission thereunder, except that in each case we express no belief with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or the
          Prospectus; and

     (ii) nothing has come to our attention that causes us to believe that the
          Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or the Prospectus.

          This letter is delivered to you in connection with the above-described transaction. This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

                                                Very truly yours,

                                                SIMPSON THACHER & BARTLETT LLP

                                                                     ANNEX II(c)

                  [Letterhead of TRW Automotive Holdings Corp.]

                                                              February [ ], 2004

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
and the other several
     Underwriters named in Schedule 1
     to the Underwriting Agreement
     referred to below
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

          As the General Counsel for TRW Automotive Holdings Corp., a Delaware
corporation (the "Company"), I have been requested to render this opinion in connection with the purchase by you of an aggregate of [_______] shares and, at the election of the Underwriters, up to [_______] additional shares of Common
Stock, par value $.01 per share (the "Shares"), of the Company from the Company pursuant to the Underwriting Agreement dated February [2], 2004 between you and the Company (the "Underwriting Agreement").

          I (or members of my staff) have examined the Registration Statement on
Form S-1 (File No. 333-110513) filed by the Company under the Securities Act of
1933, as amended (the "Securities Act"), as it became effective under the
Securities Act (the "Registration Statement"); the Company's prospectus dated
February [2], 2004 (the "Prospectus"), filed by the Company pursuant to Rule
424(b) of the rules and regulations of the Securities and Exchange Commission
(the "Commission") under the Securities Act; and the Underwriting Agreement. In addition, I have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the
Company, and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that to my knowledge, the Company is not in violation of its charter or by-laws.

          I am a member of the Bar of the States of California and Michigan, and
I do not express any opinion herein concerning any law other than the federal law of the United States and the Delaware General Corporation Law.

          This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

                                              Very truly yours,

                                              ---------------------------------
                                              David L. Bialosky, Esq.

                                                                       ANNEX III

                          TRW AUTOMOTIVE HOLDINGS CORP.

                  AUTOMOTIVE INVESTORS L.L.C. LOCK-UP AGREEMENT

                                                             [           ], 2004

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
    As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
referred to below

          Re: TRW Automotive Holdings Corp. - Lock-Up Agreement

Ladies and Gentlemen:

          The undersigned understands that you, as representatives (the
"Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with TRW Automotive Holdings Corp., a Delaware corporation
(the "Company"), providing for a public offering (the "Public Offering") of the
Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-110513) filed with the Securities and Exchange
Commission (the "SEC"). Terms used, but not defined herein, shall have the meanings assigned to them in the Underwriting Agreement.

          In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the Prospectus covering the Public
Offering of the Shares and continuing to and including the date that is 180 days after the date of such Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock of the
Company or any securities of the Company that are substantially similar to the
Shares, or any options or warrants to purchase any shares of Stock of the
Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's
Shares"). The foregoing restriction shall not apply to the sale of the
Undersigned's Shares to the Company in connection with the Public Offering pursuant to the Share Repurchase Agreement dated the date hereof between the
Company and the undersigned.

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option)
with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the
Undersigned's Shares.

          Notwithstanding the foregoing, the undersigned may transfer the
Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned, provided that the trustee, distributee or transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) distributions of the Undersigned's Shares to direct or indirect members, partners or stockholders of the undersigned, (iv) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) or (v) with your prior written consent on behalf of the Underwriters. In the case of any disposition, distribution, transfer or sale pursuant to clauses (i) through (v), each donee, trustee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein. In addition, notwithstanding the foregoing, the undersigned may transfer the capital stock of the Company to any of its affiliates; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i)
through (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever.

          In addition, the undersigned agrees (a) not to amend, supplement or otherwise modify the Stockholders Agreement or grant any waiver of its rights thereunder solely with respect to provisions therein relating to any sale, disposition or transfer of shares of Stock of the Company held by Northrop
Grumman or its affiliates, in each case, without your prior written consent.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the
Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's legal representatives, successors, and assigns.

          Notwithstanding anything herein to the contrary, if the closing of the
Public Offering has not occurred prior to February 20, 2004, this letter agreement shall be of no further force or effect.

                                        Very truly yours,

                                        ----------------------------------------
                                        Automotive Investors L.L.C

                                        ----------------------------------------
                                        Title

                                                                        ANNEX IV

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                LOCK-UP AGREEMENT

                                                               [         ], 2004

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
    As representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement
referred to below

          Re: TRW Automotive Holdings Corp. - Lock-Up Agreement

Ladies and Gentlemen:

          The undersigned understands that you, as representatives (the
"Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with TRW Automotive Holdings Corp., a Delaware corporation
(the "Company"), providing for a public offering (the "Public Offering") of the
Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-110513) filed with the Securities and Exchange
Commission (the "SEC"). Terms used, but not defined herein, shall have the meanings assigned to them in the Underwriting Agreement.

          In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the Prospectus covering the Public
Offering of the Shares and continuing to and including the date that is 180 days after the date of such Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock of the
Company or any securities of the Company that are substantially similar to the
Shares, or any options or warrants to purchase any shares of Stock of the
Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's
Shares").

          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option)
with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the
Undersigned's Shares.

          Notwithstanding the foregoing, the undersigned may transfer the
Undersigned's Shares (i) as a bona fide gift or gifts, (ii) by will or intestacy, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (iv) to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction, (v)
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) in connection with the exercise of stock options or warrants or securities convertible into, exchangeable for shares of Common Stock of the Company outstanding on the date of the final Prospectus; provided that, the shares of
Common Stock issued upon such exercise are subject to the restrictions set forth herein, (vii) if the undersigned is an executive officer of the Company, to the
Company upon his or her death or disability or termination of employment in accordance with the terms of the Employee Stockholders Agreement, or (viii) with your prior written consent on behalf of the Underwriters. For purposes of this
Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In the case of any disposition, distribution, transfer or sale pursuant to clauses (i) through (v), each donee, trustee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein. In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership or limited liability company, the corporation, partnership or limited liability company may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation, partnership or limited liability company; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i) through (viii) above, for the duration of this
Lock-Up Agreement will have, good and marketable title to the Undersigned's
Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the
Undersigned's Shares except in compliance with the foregoing restrictions.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the
Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

          Notwithstanding anything herein to the contrary, if the closing of the
Public Offering has not occurred prior to February 20, 2004, this letter agreement shall be of no further force or effect.

                                        Very truly yours,

                                        ----------------------------------------
                                        Signature of Stockholder

                                        ----------------------------------------
                                        Name